Exhibit 99.1

SoundHound AI, Inc. Announces Second Quarter Financial Results With $283 Million In Cumulative Bookings Backlog, Up More Than 3x Year-Over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the three months ended June 30, 2022.

“We are delighted to have kicked off our first quarter as a publicly listed company with strong business momentum. We have seen significant growth in bookings, user queries, customers, and new product launches,” said Keyvan Mohajer, Co-Founder and CEO of SoundHound. “We believe conversational voice AI is the next major disruption in computing. Our technological breakthroughs put us right at the forefront of this massive opportunity to voice enable billions of devices and services, and create a new monetization ecosystem.”

Second Quarter Business Highlights

●	Cumulative bookings backlog increased 207% year-over-year, marking the third straight quarter of triple-digit growth

●	Monthly queries increased 3x since the start of 2021 and more than doubled year over year

●	Reported revenues were $6.2 million, up 43% quarter-over-quarter, down year-over-year, although up 56% when excluding prior year one-time revenue impact derived from a customer upon the conclusion of a professional services contract

●	Announced several new and expanded relationships including Square, Hyundai, Stellantis and LG

●	Launched first-of-its-kind voice ordering solution SoundHound for Restaurants with strong initial demand

●	Commenced trading on NASDAQ on April 28th

“Despite broader macroeconomic volatility, our Q2 results demonstrate our accelerating growth,” said Nitesh Sharan, CFO of SoundHound. “We are driving targeted investments in sales, marketing and technology, disrupting legacy providers while concurrently scaling new opportunities. The combination of our unique ecosystem strategy and superior technology is category defining.”

Second Quarter 2022 Financial Highlights

	Three Months Ended
(thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Cumulative bookings backlog[1]	$283,431	$229,827	$92,305

Revenues	$6,152	$4,290	$8,279 [2]
Operating expenses:
Cost of revenues	$2,488	$1,773	$1,628
Sales and marketing	4,370	2,581	1,008
Research and development	18,862	16,650	14,023
General and administrative	9,362	4,003	4,119
Total operating expenses	$35,082	$25,007	$20,778
Operating profit (loss)	$(28,930)	$(20,717)	$(12,499)
Net profit (loss)	$(30,668)	$(25,103)	$(14,651)
Net earnings (loss) per share	(0.19)	(0.29)	(0.22)

Adjusted EBITDA[3]	$(20,015)	$(17,037)	$(9,770)

1)	Cumulative bookings backlog is cumulative new bookings minus revenue associated with the booking in the current period.
2)	Reported revenues in the second quarter 2021 were impacted by a one-time recognition of $4.3 million in revenue as a result of the conclusion of a professional services contract during the three months ended June 30, 2021.
3)	Please see table below for a reconciliation from GAAP to non-GAAP.

Second Quarter 2022 Summary Cash Flows

	Six Months Ended
(thousands)	June 30, 2022	June 30, 2021
Cash flows:
Net cash used in operating activities	$(46,767)	$(32,625)
Net cash used in investing activities	(982)	(111)
Net cash provided by financing activities	90,167	35,254
Net change in cash and cash equivalents	$42,418	$2,518

The Company’s cash and cash equivalents was $65 million at June 30, 2022 quarter-end.

Business Outlook

SoundHound reaffirms its full year 2022 revenue guidance of between $27 million to $33 million, with revenue momentum accelerating through the second half of the year principally due to seasonality and the expected benefits from sales and marketing investments.

Additional Information

On April 26, SoundHound Inc. successfully completed its previously announced business combination with Archimedes Tech SPAC Partners Co. The resulting company, SoundHound AI, Inc., began trading on Nasdaq Global Market under the ticker symbol “SOUN” on April 28, 2022.

SoundHound expects to file its Form 10-Q for the quarterly period ended June 30, 2022, by August 15, 2022. For more information please see the company’s SEC filings which can be obtained on our website at investors.soundhound.com or sec.gov.

Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time. To register, please visit SoundHound’s Investor Relations website at investors.soundhound.com. Following the call, a replay will be available on the same website.

About SoundHound

SoundHound, a leading innovator of conversational intelligence, offers an independent voice AI platform that enables businesses across industries to deliver best-in-class conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies, SoundHound’s advanced voice AI platform provides exceptional speed and accuracy and enables humans to interact with products and services like they interact with each other—by speaking naturally. SoundHound is trusted by companies around the globe, including Hyundai, Mercedes-Benz, Pandora, Deutsche Telekom, Snap, VIZIO, KIA, and Stellantis. www.soundhound.com

Forward Looking Statements

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, current uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other causes, the potential future revenue associated with our AI platform products and services; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks described in the Prospectus filed April 8, 2022 and detailed from time to time in SoundHound’s filings with the Securities and Exchange Commission.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance is included in this release: adjusted EBITDA. A reconciliation of GAAP to this adjusted non-GAAP financial measure is included below. When analyzing the Company’s operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Reconciliation of GAAP Net Profit (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended
(thousands)	June 30, 2022	March 31, 2022	June 30, 2021
GAAP net profit (loss)	$(30,668)	$(25,103)	$(14,651)

Adjustments:
Interest and other expense[1]	$1,349	$4,034	$2,110
Income taxes	389	352	43
Depreciation and Amortization	1,052	1,216	1,382
Stock-based compensation	$7,863	$2,464	$1,346
Adjusted EBITDA	$(20,015)	$(17,037)	$(9,770)

1)	Includes other income/(expense) of $0.2, $(1.1) and $0.2 million, respectively

Contacts

SoundHound

Scott Smith

408-724-1498

IR@SoundHound.com

Fiona McEvoy

415-610-6590

PR@SoundHound.com

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